UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2007

Glowpoint, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ	07205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (312) 235-3888

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2007, Glowpoint, Inc. (“Glowpoint”) entered in to an amendment to the terms of its outstanding 10% Senior Secured Convertible Notes (the “Existing Notes”) to, among other things, extend the maturity date to March 31, 2009 from September 30, 2007. This brief description of the amendment to the Existing Notes is qualified by reference to the provisions of the form of Amendment No. 1 to Senior Secured Promissory Notes attached to this report as Exhibit 4.1.

In consideration for the amendment to the Existing Notes, Glowpoint issued Series A-2 Warrants to the noteholders to purchase an aggregate of approximately 4,772,820 shares of common stock (which represents thirty-three (33%) percent of the shares of common stock issuable upon conversion of the Existing Notes) at an exercise price of $0.65 per share. The Series A-2 warrants are exercisable for a period of five years and are otherwise subject to the terms and conditions of the form of Series A-2 Warrant attached hereto as Exhibit 4.2.

Additionally, Glowpoint issued $3.538 million of additional 10% senior secured convertible notes and warrants in a private placement, the investors of which included (but are not limited to) some of the holders of its Existing Notes and participating Glowpoint officers and directors, including Michael Brandofino, Aziz Ahmad, Bami Bastani, Edwin F. Heinen, Joseph Laezza and David W. Robinson. Attached as Exhibit 10.1 is the Note and Warrant Purchase Agreement among Glowpoint and the purchasers named therein. In the transaction, Glowpoint issued $3,538,000 aggregate principal amount of its 10% Senior Secured Convertible Notes (the “New Notes”) and additional Series A-2 Warrants to purchase 3,538,000 shares of common stock at an exercise price of $0.65 per share. The New Notes bear interest at 10% per annum (which increases to 12% commencing one (1) year following the issuance date), mature on March 31, 2009 and are convertible into common stock at a conversion rate of $0.50 per share. The form of the New Note is attached hereto as Exhibit 4.3, which is materially the same as the amended Existing Notes. The New Notes and other transaction documents provide that the participating Glowpoint officers and directors will not be entitled to all of the rights and benefits available to the other purchasers upon the occurrence of certain events, including, but not limited to, an event of default, the failure by the Company to achieve specified EBITDA, and the failure to timely file the required registration statement. The proceeds of the offering will be used to pay outstanding aged payables and for working capital.

Pursuant to an Exchange Agreement, dated September 21, 2007, Glowpoint also issued an aggregate of approximately 474.8126 shares of a new Series C Preferred Stock in exchange for cancelling all of its issued and outstanding Series B Preferred Stock, cancelling approximately $1,097,614 of accrued but unpaid dividends due on the Series B Preferred Stock, and surrendering 1,525,000 shares of common stock held by North Sound Capital LLC entities. This brief description of the Exchange Agreement is qualified by reference to the provisions of the Exchange Agreement attached to this report as Exhibit 10.4.

Unlike the cancelled Series B Preferred Stock, the new Series C Preferred Stock will not accrue dividends and may be redeemed by Glowpoint. Each share of Series C Preferred Stock, par value $0.0001 per share, has a liquidation preference equal to its stated value, which is $10,000 per share, and is convertible at the holder’s election into 10,000 shares of common stock, subject to adjustment. This brief description of the Series C Preferred Stock is qualified by reference to the provisions of the Certificate of Designations, Preferences and Rights of Series C Preferred Stock attached to this report as Exhibit 4.5. The shares of common stock issuable upon conversion of the Series C Preferred Stock are entitled to registration rights in accordance with the Registration Rights Agreement dated March 31, 2006, as amended by the amendment attached hereto as Exhibit 10.2.

Glowpoint also created a new Series D Preferred Stock, which does not have any voting rights but is convertible into Glowpoint’s common stock and is entitled to any liquidating distribution to holders of common stock. The Existing Notes, as amended, the New Notes, the Series A Warrants, as amended, the Series A-2 Warrants and the Series C Preferred Stock are convertible or exercisable, as the case may be, into Glowpoint’s common stock, but provide that, unless specifically waived by such holder, in no event shall any holder of such securities own more than 4.99% or 9.99% of Glowpoint’s outstanding common stock. In the event a holder would own more than either percentage upon conversion or exercise and does not waive such ownership cap, Glowpoint will issue new Series D Preferred Stock for the amount above such limitation. The holder may then convert Series D Preferred Stock into common stock in the future as permitted by the ownership limitations or upon waiver of such restriction. This brief description of the Series D Preferred Stock is qualified by reference to the provisions of the Certificate of Designations, Preferences and Rights of Series D Preferred Stock attached to this report as Exhibit 4.6.

In connection with the foregoing, Glowpoint and the holders of the Existing Notes also: (i) amended the outstanding Series A Warrants, dated March 31, 2006 and April 12, 2006, to amend certain definitions; (ii) amended the Registration Rights Agreement, dated March 31, 2006, which amendment (x) included among the registrable securities the shares issuable upon conversion of the New Notes and the Series C Preferred Stock and the exercise of the Series A-2 Warrants and (y) provided Glowpoint additional time to file the required registration statement and cause its effectiveness; and (iii) amended the Security Agreement, dated March 31, 2006, to include as Permitted Liens (as defined therein) equipment purchase money financing and a credit facility collateralized by up to $1 million of receivables, which amendment Glowpoint believes will provide it greater flexibility to handle future liquidity issues, if any, and to finance any equipment needs. This brief description of these amendments is qualified in its entirety by reference to the provisions of the documents attached to this report as Exhibits 4.4, 10.2, and 10.3.

Burnham Hill Partners acted as placement agent for the new financing and acted as financial advisor for the other transactions disclosed herein and received a cash fee of approximately $283,000, which equaled eight (8%) percent of the gross proceeds received by the Company in connection with the financing. Glowpoint also issued warrants to Burnham Hill Partners to purchase (i) approximately 566,080 shares of common stock at an exercise price of $0.55 per share and (ii) 250,000 shares of common stock at an exercise price of $0.65 per share to Burnham Hill Partners. The placement agent warrants and advisory warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.7.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AND OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 2.03.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 3.02. The issuances were made in a private placement in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rules 506 of Regulation D promulgated thereunder. Each investor is an accredited investor as defined in Rule 501 of Regulation D.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 3.03.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Glowpoint amended the employment agreement of David W. Robinson, the Company’s Executive Vice President and General Counsel, to provide 12 months, rather than six months, of severance upon his termination without Cause (as defined therein), his resignation for Good Reason (as defined therein) or his death, which is consistent with the amount provided to other Glowpoint officers. Attached as Exhibit 99.2 is Mr. Robinson’s employment agreement amendment.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION AND BYLAWS; CHANGE IN FISCAL YEAR

At the registrant’s annual meeting of stockholders held August 14, 2007, the stockholders of the registrant approved an amendment to the Amended and Restated Certificate of Incorporation of Glowpoint to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares. The Certificate of Amendment was effective on filing with the Secretary of State of the State of Delaware on August 22, 2007. The Certificate of Amendment to the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1.

ITEM 8.01 OTHER EVENTS.

At the 2007 Annual Meeting of Stockholders, which occurred on August 14, 2007, all of the proposals for consideration were approved. Therefore, Jim Lusk and Peter Rust were each elected Class I members of our board of directors to serve a two-year term, which expires on the date of the Annual Meeting in 2009 or until their respective successors are elected and qualified, and Bami Bastani and Michael Brandofino were each elected Class II members of our board of directors to serve a three-year term each, which expires on the date of the Annual Meeting in 2010 or until their respective successors are elected and qualified. Stockholders also (i) approved the 2007 Stock Incentive Plan and reserving 3,000,000 shares of common stock for issuance under such plan, (ii) ratified the appointment of Amper, Politziner & Mattia, P.C. as our Registered Public Accounting Firm for the fiscal year ending December 31, 2007, and (iii) approved an amendment to Glowpoint’s certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Shell Company Transactions. Not Applicable

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

4.1	Form of Amendment No. 1 to Senior Secured Convertible Promissory Notes, dated September 21, 2007.

4.2	Form of Series A-2 Warrant, dated September 21, 2007.

4.3	Form of 10% Senior Secured Convertible Promissory Note, dated September 21, 2007.

4.4	Form of Amendment No. 1 to Series A Warrant, dated September 21, 2007.

4.5	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Glowpoint.

4.6	Certificate of Designations, Preferences and Rights of Series D Preferred Stock of Glowpoint.

4.7	Form of Placement Agent Warrant, dated September 21, 2007.

10.1	Note and Warrant Purchase Agreement, dated as of September 21, 2007, between Glowpoint and the Purchasers set forth therein.

10.2	Amendment No. 1 to Registration Rights Agreement, dated as of September 21, 2007, between Glowpoint and the Purchasers set forth therein.

10.3	Amendment No. 1 to Security Agreement, dated as of September 21, 2007, between Glowpoint and the Secured Parties set forth therein.

10.4	Exchange Agreement, dated September 21, 2007, between Glowpoint and the Holders set forth therein.

99.1	Text of press release dated September 24, 2007.

99.2	Employment Agreement Amendment between the Company and David W. Robinson, dated September 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: September 24, 2007	By:	/s/ Michael Brandofino
Michael Brandofino
Chief Executive Officer and President